Exhibit 10.20

FIRST AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED
NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this “Amendment”) by and among BIRCH LAKE FUND MANAGEMENT, LP, as Collateral Agent for the benefit of the Secured Parties (“Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, as Notes Agent for the Purchasers (“Notes Agent”), the purchasers party hereto (the “Purchasers”), FARADAY&FUTURE INC., a California corporation (“Faraday”), FF INC., a California corporation (“U.S. Holdings”), FARADAY SPE, LLC, a California limited liability company (“Faraday SPE” and, together with U.S. Holdings and Faraday, each an “Issuer” and, collectively, the “Issuers”), and the guarantors party hereto (the “Guarantors”), is entered into as of January 13, 2021(the “First Amendment Date”).

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

R E C I T A L S:

WHEREAS, the Issuers, the Guarantors, Collateral Agent, Notes Agent and the Purchasers are parties to that certain Second Amended and Restated Note Purchase Agreement dated as of October 9, 2020, (as amended by this Amendment, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS, the Issuers have requested that additional Notes be issued under the Agreement to provide for additional funding of the Issuers’ operations and certain of the First Out Purchasers have agreed to purchase First Out Subordinated Notes (as defined below) in an aggregate principal amount of up to $15,000,000;

WHEREAS, the Issuers, the Guarantors and the Purchasers now desire to amend the Agreement as set forth in this Amendment; and

WHEREAS, the Issuers have requested that Notes Agent and the Purchasers enter into this Amendment, and Notes Agent (at the direction of the Majority Purchasers) and the Purchasers have agreed to do so, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

TERMS AND CONDITIONS

Section 1. Amendments to Agreement.

A. The following definitions are added to Section 1.1 (Specific Definitions) of the Agreement in alphabetical order:

“BL FF First Out Obligations” -- First Out Obligations owing to the BL FF First Out Purchasers under the BL FF First Out Notes and the other Obligations related thereto.

“BL FF First Out Senior Notes” as defined in Section 2.1.

“BL FF First Out Subordinated Notes” as defined in Section 2.1, which shall have the rights and preferences of the BL FF First Out Senior Notes except with regard to payment as provided in Section 4.4.2(b).

“Distribution Date” as defined in Section 4.2.2.

“Distribution Statement” as defined in Section 4.2.4.

“FF Ventures First Out Obligations” -- First Out Obligations owing to the FF Ventures First Out Purchasers.

“FF Ventures First Out Senior Notes” as defined in Section 2.1.

“FF Ventures First Out Subordinated Notes” as defined in Section 2.1, which shall have the rights and preferences of the FF Ventures First Out Senior Notes except with regard to payment as provided in Section 4.4.2(b).

“First Amendment” the First Amendment and Waiver to Second Amended and Restated Note Purchase Agreement dated as of the First Amendment Date.

“First Amendment Date” – January 13, 2021.

“First Amendment Date Closing” – as defined in Section 2.1.1(b).

“First Out Senior Notes” collectively the BL FF First Out Senior Notes and the FF Ventures First Out Senior Notes.

“First Out Subordinated Notes” – collectively, the FF Ventures First Out Subordinated Notes and the BL FF First Out Subordinated Notes.

“Subordinated Contingent Value Rights Payment” – as defined in the BL FF First Out Subordinated Notes issued to the BL FF First Out Purchasers pursuant to Section 2.1.1(b) or 2.1.1(c).

“Subordinated First Out Expiration Date” – means February 2, 2021.

B. The following definitions in Section 1.1 (Specific Definitions) of the Agreement are amended, and as amended shall read in their entirety as follows:

“BL FF First Out Notes” – collectively, the BL FF First Out Senior Notes and BL FF First Out Subordinated Notes.

“Contingent Value Rights Payment” – as the context may require, as defined in the BL FF First Out Senior Notes issued to the BL FF First Out Purchasers on the Second A&R Date and the First Amendment Date, and the Subordinated Contingent Value Rights Payment.

“Conversion Right” – as the context may require, as defined in the BL FF First Out Senior Notes issued to the BL FF First Out Purchasers on the Second A&R Date and the First Amendment Date and in the BL FF First Out Subordinated Note issued to the BL FF First Out Purchasers pursuant to Section 2.1.1(b) or 2.1.1(c).

“FF Ventures First Out Notes” collectively, the FF Ventures First Out Senior Notes and the FF Ventures First Out Subordinated Notes.

“FF Ventures First Out Purchasers” - Ventures and any affiliate of Ventures designated by Ventures as the Purchaser of the FF Ventures First Out Subordinated Notes.

“First Out Notes” collectively, the First Out Senior Notes and the First Out Subordinated Notes.

“Trade Receivables Repayment Agreement” – the Trade Receivables Repayment Agreement entered into on April 29, 2019 by and among the Obligors and the Vendor Trustee, as amended by Amendment No. 1 to Trade Receivables Repayment Agreement dated as of January 28, 2020, Amendment No. 2 to Trade Receivables Repayment Agreement dated as of May 22, 2020, Amendment No. 3 to Trade Receivables Repayment Agreement dated as of September 25, 2020, Amendment No. 4 to Trade Receivables Repayment Agreement dated as of January 13, 2021, as the same may be amended from time to time.

“Warrant” – that certain Common Stock Purchase Warrant issued by FF Intelligent to Ventures on September 9, 2020 and on the First Amendment Date, and, upon issuance, the Warrants to be issued pursuant to Section 2.1.1(c).

C. The introductory paragraph of Section 2.1.1 is hereby amended and restated in its entirety as follows:

“2.1.1 Purchase and Sale; Closings. On and subject to the terms and conditions set forth herein, at one or more closings (each a “Closing”), in return for the Consideration paid by each Purchaser, the Issuers shall sell and issue to (a) each Last Out Purchaser one or more secured convertible promissory notes substantially in the form attached hereto as Exhibit C-1 (the “Last Out Notes”), (b) BL FF First Out Purchasers (other than with respect to any BL FF First Out Purchasers purchasing a BL FF First Out Subordinated Note), one or more secured promissory notes substantially in the form attached hereto as Exhibit C-2 (the “BL FF First Out Senior Notes”), (c) each FF Ventures First Out Purchaser (other than with respect to any FF Ventures First Out Purchaser purchasing a FF Ventures First Out Subordinated Note), a secured convertible promissory note substantially in the form attached hereto as Exhibit C-3 (as such note is amended and restated as of the First Amendment Date, the “FF Ventures First Out Senior Notes”), (d) BL FF First Out Purchasers (other than with respect to any BL FF First Out Purchasers purchasing a BL FF First Out Senior Note), a BL FF First Out Subordinated Note in the form attached hereto as Exhibit C-5 (the “BL FF First Out Subordinated Notes”), and (e) each FF Ventures First Out Purchaser (other than with respect to any FF Ventures First Out Purchaser purchasing a FF Ventures First Out Senior Note), a FF Ventures First Out Subordinated Note in the form attached hereto as Exhibit C-3 with such amendments necessary to reflect the subordination in payment to the First Out Senior Notes (the “FF Ventures First Out Subordinated Notes”). Each Note shall have a principal amount equal to the Consideration paid or contributed by such Purchaser for the Note, as set forth on the schedule attached hereto as Exhibit D (as may be amended to reflect Subsequent Closings, the “Schedule of Purchasers”). Each Last Out Note and the FF Ventures First Out Notes shall be convertible into such other securities as set forth in Section 4.3.3.”

D. The title to Section 2.1.1(b) is amended to read “Subsequent Closings Occurring on the Second A&R Date and the First Amendment Date.”

E. Section 2.1.1(b) is amended to reflect the transactions occurring on the First Amendment Date by inserting the following at the end of such Section.

“Subject to the terms and conditions set forth herein, on the First Amendment Date (the “First Amendment Date Closing”), the BL FF First Out Purchasers shall deliver the Consideration to the Issuers less any deductions set forth on a related Deduction Memorandum, and the Issuers shall deliver to the BL FF First Out Purchasers a First Out Subordinated Note in return for its Consideration, as identified on the Schedule of Purchasers with respect to such First Amendment Date Closing; provided, that on or before January 26, 2021 the BL FF First Out Purchasers shall, in its sole discretion, have the right, but not the obligation, to purchase additional BL FF First Out Subordinated Notes through the increase of the outstanding principal amount of the BL FF First Out Subordinated Note up to an aggregate principal amount for all sold and issued BL FF First Out Subordinated Notes of $7,500,000 and the only conditions to closing shall be the conditions set forth in Section 8.1, which conditions may be waived by the BL FF First Out Purchasers in its sole discretion, and the BL FF First Out Purchasers shall be entitled to purchase such First Out Subordinated Notes by the payment of the Consideration and the Issuers shall be required to accept such Consideration and sell and issue such First Out Subordinated Notes by increasing the outstanding principal amount of the BL FF First Out Subordinated Note. After January 26, 2021, BL FF First Out Purchasers shall have no right to purchase additional BL FF First Out Subordinated Notes (other than a Deficiency Subordinated First Out Note pursuant to Section 2.1.1(c)) without the prior written consent of the Issuers. On the First Amendment Date, in consideration for consenting to the transactions contemplated on the First Amendment Date Closing and agreeing to the amendments and waivers set forth in the First Amendment, Issuers shall (i) deliver to the BL FF First Out Purchasers a BL FF First Out Senior Note in the principal amount of $666,667 and (ii) (A) increase the outstanding principal amount of the FF Ventures First Out Note by $666,667 and (B) deliver to Ventures a Warrant to purchase up to a number of shares of common stock of FF Intelligent equal to 35% of such increase to the principal amount of the FF Ventures First Out Note divided by the quotient obtained by dividing (x) $4 billion by (y) the Fully Diluted Capitalization of FF Intelligent, subject to further adjustment therein, on the First Amendment Date.”

F. Section 2.1.1(c) of the Agreement is amended and shall read in its entirety as follows:

“(c) Additional Closings. From and after the First Amendment Date until the Maximum Amount is committed and funded, at any subsequent Closing (each a “Subsequent Closing”), Issuers may sell additional Last Out Notes and First Out Subordinated Notes pursuant to this Section 2.1.1(c). Subject to the terms and conditions set forth herein, Issuers may increase the outstanding principal amount of the BL FF First Out Subordinated Note in accordance with Section 2.1.1.(b). Notwithstanding anything set forth in Section 8.1, on or before January 22, 2021, the FF Ventures First Out Purchasers are irrevocably committed to purchase FF Ventures First Out Subordinated Notes in the aggregate principal amount of $2,100,000 with an original issue discount of eight percent (8%), and upon payment of the Consideration (inclusive of any deductions set forth on a related Deduction Memorandum), the Issuers are obligated to deliver to the FF Ventures First Out Purchasers the FF Ventures First Out Subordinated Note and a Warrant to purchase up to a number of shares of common stock of FF Intelligent equal to 35% of the principal amount of the FF Ventures First Out Subordinated Note issued on such date divided by the quotient obtained by dividing (x) $4 billion by (y) the Fully Diluted Capitalization of FF Intelligent, subject to further adjustment therein. Notwithstanding anything set forth in Section 8.1, on or before January 26, 2021, the FF Ventures First Out Purchasers shall, in their collective sole discretion, have the right, but not the obligation, to purchase FF Ventures First Out Subordinated Notes through the issuance of one or more FF Ventures First Out Subordinated Note up to an aggregate principal amount for all sold and issued FF Ventures First Out Subordinated Notes of $7,500,000, with an original issue discount of eight percent (8%), and upon payment of the Consideration (inclusive of any deductions set forth on a related Deduction Memorandum), the Issuers are obligated to deliver to the FF Ventures First Out Purchasers the FF Ventures First Out Subordinated Note and a Warrant to purchase up to a number of shares of common stock of FF Intelligent equal to 35% of the principal amount of the FF Ventures First Out Subordinated Note issued on such date divided by the quotient obtained by dividing (x) $4 billion by (y) the Fully Diluted Capitalization of FF Intelligent, subject to further adjustment therein. In addition to the foregoing, on each Subsequent Closing of FF Ventures First Out Subordinated Notes, the applicable FF Ventures First Out Purchaser shall be paid a fee equal to 2.0% of the aggregate principal amount of such additional loans on the date of the issuance thereof (which shall be paid by deducting the amount of such fee from the Consideration otherwise payable by the applicable FF Ventures First Out Purchaser for such loan under FF Ventures First Out Subordinated Note(s) and directing the applicable FF Ventures First Out Purchaser to pay such amount to ATW Partners Opportunities Management, LLC in satisfaction of the Issuers’ obligations to ATW Partners Opportunities Management, LLC hereunder). After January 26, 2021, FF Ventures First Out Purchasers shall have no right to purchase FF Ventures First Out Subordinated Notes (other than a Deficiency Subordinated First Out Note pursuant to Section 2.1.1(c)) without the prior written consent of the Issuers. If (x) the BL FF First Out Purchasers have not purchased an aggregate principal amount of $7,500,000 of BL FF First Out Subordinated Notes on or before January 26, 2021, then, prior to the Subordinated First Out Expiration Date, the FF Ventures First Out Purchasers shall have the right, but not the obligation, to purchase additional FF Ventures First Out Subordinated Notes in the aggregate principal amount of $7,500,000 less the issued principal amount of BL FF First Out Subordinated Notes, which Notes shall be issued on the same terms, pricing, economics and other as the initial FF Ventures First Out Subordinated Note and/or (y) the FF Ventures First Out Purchasers have not purchased an aggregate principal amount of $7,500,000 of FF Ventures First Out Subordinated Notes on or before January 26, 2021, then, prior to the Subordinated First Out Expiration Date, the BL FF First Out Purchasers shall have the right, but not the obligation, to purchase additional BL FF Subordinated Notes in the aggregate principal amount of $7,500,000 less the issued principal amount of FF Ventures First Out Subordinated Notes, which Notes shall be issued on terms, pricing, economics and other conditions which Notes shall be issued on the same terms, pricing, economics and other conditions as the initial BL FF First Out Subordinated Note (any issued First Out Subordinated Note described in clause (x) and (y) above, a “Deficiency Subordinated First Out Note”). All First Out Subordinated Notes shall be pari passu in payment and priority with each other First Out Subordinated Notes and senior in payment and priority to the Last Out Obligations set forth herein. Issuers may sell additional Last Out Notes to (i) Purchasers already party to this Agreement (at the time determined, the “Existing Purchasers”), and/or (ii) new Purchasers (the “New Purchasers”), in exchange in each case for Consideration paid by such Purchasers consisting of new cash proceeds funded into the FF Disbursement Account. Each Subsequent Closing shall be held at such place and time as determined by Issuer Representative and such Purchasers by electronic means of document execution and delivery. At each Subsequent Closing, (i) New Purchasers shall execute and deliver a counterpart of this Agreement to purchase Notes, (ii) each such Existing Purchaser and/or New Purchaser shall deliver its portion of the Consideration by wire transfer to the FF Disbursement Account, or to such account(s) as designated by Issuer Representative, (iii) Issuer Representative shall deliver to each such Purchaser a Note in the amount equal to the amount of its Consideration, and (iv) Issuer Representative shall supplement the Schedule of Purchasers, by adding such New Purchasers and to reflect any additional purchases by Existing Purchasers. On any Subsequent Closing Date, such New Purchaser, to the extent not already a Purchaser, shall be a “Purchaser” hereunder and a party hereto, entitled to the rights and benefits, and subject to the duties, representations and warranties of a Purchaser under this Agreement. Last Out Notes sold at Subsequent Closings occurring after the First Amendment Date shall only be funded with new cash proceeds and the date of issuance of the Notes shall be the date of such Subsequent Closing. Notwithstanding anything to the contrary set forth herein or in any other Note Document, (x) the only conditions that shall be required to be satisfied for the effectiveness of any Subsequent Closing of Last Out Notes after the First Amendment Date (and any fundings of Last Out Notes that shall occur in connection therewith) shall be those conditions agreed to by the Issuer Representative and the Purchasers that are purchasing Last Out Notes in connection with such Subsequent Closing and (y) the pricing, economics and other terms of such new Last Out Notes shall be as agreed between the Issuer Representative and such new Purchaser and, solely in the event that such new Last Out Notes shall have a senior priority to the existing Last Out Notes, the existing Purchasers holdings Last Out Notes (with the understanding that in any event such new Last Out Notes shall be subordinated in payment and priority to the First Out Obligations on the same terms as the Last Out Notes issued prior to the Second A&R Date). The Obligors and the Purchasers of new Last Out Notes may, without the consent of any other Purchaser, effect such amendments to any Note Documents as may be necessary or appropriate, in the opinion of the Issuer Representative and such Purchaser to effect the provisions of this Section 2.1.1(c); provided; however; no such amendments may modify, eliminate or restrict the terms, conditions and rights of the First Out Purchasers and the First Out Purchasers shall be given notice (and copies) of such amendments in the manner provided herein. The Issuers shall provide notice to the Notes Agent of any Subsequent Closing contemplated by this Section 2.1.1(c).”

G. Section 2.1.1(d) of the Agreement is amended and shall read in its entirety as follows:

“(d) Maximum Amount. Notwithstanding anything to the contrary set forth herein, (i) the aggregate principal amount of all Notes sold and issued to all Purchasers in all Closings shall not, in any event, exceed Two Hundred Million Dollars ($200,000,000) (the “Maximum Amount”) and (ii) the aggregate principal amount of all First Out Notes (inclusive of First Out Subordinated Notes) sold and issued to First Out Purchasers shall not exceed $46,333,334. For clarity any increase in the outstanding principal amount of an outstanding First Out Note shall be deemed an issuance within the provisions of this clause (d), and subject to the aggregate limitation set forth herein.”

H. Section 2.1.1(e) of the Agreement is amended by replacing “$15,000,000” with “$15,666,667”; provided, that upon the issuance of FF Ventures First Out Subordinated Notes, Section 2.1.1(e) will be deemed amended (i) to add, “or March 26, 2022, the latter date relating solely with respect to the amount equal to the principal amount of the FF Ventures First Out Subordinated Notes,” immediately after “November 9, 2021”, (ii) to replace “Ventures” with the “FF Ventures First Out Purchasers”, (iii) to increase the number $15,666,667 by an amount equal to the principal amount of all issued FF Ventures First Out Subordinated Notes, and (iv) as otherwise necessary to give effect to such revisions.

I. Section 4.2.2 of the Agreement is amended to reflect the payment of interest under the First Out Subordinated Notes, and the second sentence of Section 4.2.2 shall read in its entirety as follows:

“Interest on the outstanding principal amount of the First Out Notes (including the First Out Subordinated Notes) shall be paid in cash at the applicable Interest Rate in arrears on the first Business Day of each succeeding month (each a “Distribution Date”), commencing (A) with respect to all First Out Notes other than the First Out Subordinated Notes and First Out Notes issued on the First Amendment Date, on November 2, 2020, (B) with respect to the First Out Subordinated Notes and First Out Notes issued on the First Amendment Date on, February 1, 2021, and (C) with respect to Notes issued at any Subsequent Closing after the First Amendment Date, on the first Business Day of the month following the issuance date of such Notes; provided that the first such interest payment shall include all interest accrued since the respective issuance day of each of the First Out Notes, including the First Out Subordinated Notes.”

J. Section 4.2.4 of the Agreement is amended to include a direction from the Issuers to the Notes Agent to make various payments and as amended shall read in its entirety as follows:

“Notice of Distribution Date. No later than two (2) Business Days prior to each Distribution Date, the Issuers shall provide the Notes Agent written instructions detailing the amounts to be paid in respect of each Note on the related Distribution Date in the form attached hereto as Exhibit G (each a “Distribution Statement”). On each Distribution Date, Notes Agent shall distribute funds solely based upon the respective Distribution Statement to the extent funds are available.”

K. Section 4.3.1(d) of the Agreement is amended to adjust the pro rata payment for the issuance of the First Out Subordinated Notes, and as amended shall read in its entirety as follows:

“(d) Subject to the terms of the Collateral Agency and Intercreditor Agreement and Section 4.4 of this Agreement, if a Key Man Event Date shall occur, then the Obligors shall repay to the First Out Purchasers, (i) first on a pro rata basis, 100% of the aggregate outstanding principal amount of the First Out Senior Notes and all other First Out Obligations of such First Out Purchaser other than in each case with regard to the First Out Subordinated Notes, and (ii) second 100% of the aggregate outstanding principal amount of the First Out Subordinated Notes and all other First Out Obligations with respect to the First Out Subordinated Notes, on or prior to five (5) Business Days after the occurrence of the Key Man Event Date; provided that a Purchaser holding First Out Notes may, in its discretion, elect to waive any such prepayment with regard to the First Out Notes held by such Purchaser.”

L. Section 4.4.2 of the Agreement is amended to incorporate the First Out Subordinated Notes, and as amended shall read in its entirety as follows:

“4.4.2 Apportionment, Application and Reversal of Payments. The Last Out Obligations shall be junior in payment priority to the First Out Obligations. Subject to the Collateral Agency and Intercreditor Agreement, principal and interest payments shall be apportioned, first, ratably among First Out Purchasers (other than with regard to the First Out Subordinated Notes), second to the First Out Purchaser with regard to the First Out Subordinated Notes and, third, ratably among Last Out Purchasers, in each case according to the unpaid principal balance of the Notes to which such payments relate held by each such First Out Purchaser or Last Out Purchaser, as the case may be.

(a) Prior to the occurrence of an Event of Default, all proceeds of Collateral shall be applied by Collateral Agent as provided in the Collateral Agency and Intercreditor Agreement.

(b) Anything contained herein or in any other Note Document to the contrary notwithstanding, subject to the Collateral Agency and Intercreditor Agreement, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, after the occurrence and during the continuance of an Event of Default and the resultant declaration that the Obligations are immediately due and payable shall be remitted to Collateral Agent and distributed as follows:

1.	First, to the payment of (A) all reasonable internal and external costs and expenses relating to the sale of the Collateral and the collection of all amounts owing hereunder, including reasonable attorneys’ fees and disbursements and the reasonable compensation of the Collateral Agent, as described in any fee letter between the Collateral Agent and the Issuer Representative (the “Collateral Agency Fee”), for services rendered in connection therewith or in connection with any proceeding to sell if a sale is not completed, in each case, whether arising hereunder or under any other Security Document, (B) all charges, expenses and advances incurred or made by the Collateral Agent in order to protect the Liens, the Collateral, or the security afforded by the Security Documents, and (C) all liabilities (including those specified in clauses (A) and (B) immediately above) incurred by the Collateral Agent, regardless of whether such liabilities arise out of the sale of Collateral or the collection of amounts owing hereunder, which are covered by the indemnity provisions of this Agreement or any other Security Document;

2.	Second, to the payment of any Agency Fees, expenses and indemnities payable to Notes Agent hereunder;

3.	Third, to the payment of principal on the First Out Senior Notes (including the Contingent Value Rights Payment) held by the First Out Purchasers;

4.	Fourth, to the payment of all other unpaid Obligations owing to the First Out Purchasers (including the outstanding costs and expenses owing to the First Out Purchasers), to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each such First Out Purchaser thereof but excluding any such Obligations with regard to the First Out Subordinated Notes;

5.	Fifth, to the payment of principal on the First Out Subordinated Notes (including the Subordinated Contingent Value Rights Payment) held by the First Out Purchasers;

6.	Sixth, to the payment of all other unpaid Obligations owing to the First Out Purchasers (including the outstanding costs and expenses owing to the First Out Purchasers) with regard to the First Out Subordinated Notes, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each such First Out Purchaser thereof;

7.	Seventh, to the payment of any outstanding interest or Payment Premium due in connection with the Last Out Notes under the Note Documents with respect to the Last Out Obligations, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each Last Out Purchaser thereof;

8.	Eighth, to the payment of principal on the Notes held by the Last Out Purchasers;

9.	Ninth, to the payment of all other unpaid Obligations owing to the Last Out Purchasers (including the outstanding costs and expenses owing to the Last Out Purchasers), to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each such Last Out Purchaser thereof;

10.	Tenth, to the payment of all obligations on the Vendor Trust Debt and under the Vendor Trust Documents in accordance with their terms; and

11.	Finally, to Issuers or their successors or assigns or to such other Persons as may be entitled to such amounts under applicable Law or as a court of competent jurisdiction may direct, of any surplus then remaining.

Except as otherwise specifically provided for herein, (x) Issuers hereby irrevocably waive the right to direct the application of payments at any time received by Collateral Agent, Notes Agent or any Purchaser from or on behalf of Issuers or any Obligor, and (y) Issuers hereby irrevocably agree that such agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time against the Obligations in the manner described above.”

M. Sections 4.6.1 and 4.6.2(a) of the Agreement are amended to incorporate the First Out Subordinated Notes, and as amended shall read in their entirety as follows:

“4.6 Sharing of Payments, Etc.

4.6.1 Priority. Issuers shall not make, and no Purchaser shall accept, any payment or prepayment in respect of the Notes except in accordance with this Agreement, subject to the Collateral Agency and Intercreditor Agreement, so as to be shared first ratably among the First Out Purchasers and to maintain as near as possible the amount of the indebtedness owing under their respective First Out Senior Notes according to the First Out Purchasers’ respective pro rata share of the First Out Obligations (other than with respect to the First Out Subordinated Notes), second ratably among the First Out Purchasers and to maintain as near as possible the amount of the indebtedness owing under their respective First Out Subordinated Notes according to the First Out Purchasers’ respective pro rata share of the First Out Obligations (other than with respect to the First Out Senior Notes) and then ratably among the Last Out Purchasers and to maintain as near as possible the amount of the indebtedness owing under their respective Notes according to the Last Out Purchasers’ respective pro rata share of the Last Out Obligations. Nothing herein shall limit Issuers’ ability to make, and Purchasers ability to accept, any payment of interest as provided in Section 4.2.2.

4.6.2 Pro Rata. Subject to the Collateral Agency and Intercreditor Agreement:

(a) If any First Out Purchaser obtains any payment or distribution (whether voluntary, involuntary, through the exercise of any right granted under this Agreement, the Notes, or any other Note Document or by Law or otherwise, including without limitation, by application of offset, security interest or otherwise) of principal, interest or other amount with respect to the Notes or the Collateral, then (A) such First Out Purchaser shall notify Notes Agent and Collateral Agent of such fact, (B) the First Out Purchaser receiving such payment or distribution in excess of its pro rata share of the First Out Obligations (in accordance with the provisions of Section 4.6.1) shall remit promptly to each of the other First Out Purchasers an amount sufficient to cause all First Out Purchasers to receive their respective pro rata share (in accordance with the provisions of Section 4.6.1) of any such payment or distribution, and (C) such other adjustments shall be made from time to time as shall be equitable to ensure that the First Out Purchasers share the benefits of such payment on a pro rata basis.”

N. Clauses (1) and (6) of Section 7.1.2 of the Agreement are each hereby amended in their entirety as follows:

“1. other than the Specified Judgments (as defined in the First Amendment) the written threat or commencement of any Action (other than Actions against any Chinese Subsidiaries (but not against any Obligor or against the Collateral) in an aggregate amount not to exceed 6,470,000 Chinese Yuan) whether or not covered by insurance, against any Obligor or any of its Subsidiaries, the business, operations, Properties, prospects, profits or condition of any Obligor or any of its Subsidiaries or any FF China Entity, that, (A) could reasonably be expected to result in a liability in excess of $3,000,000, individually, or $6,000,000 in the aggregate, (B) seeks injunctive relief, (C) is asserted or instituted against any Plan of any Obligor or any of their fiduciaries or any of their assets, (D) alleges criminal misconduct by any Obligor, or (E) contests any tax, fee, assessment or other governmental charge in excess of $250,000, individually, or $500,000 in the aggregate; and, in each case, promptly provide a copy of the communications related to the written threat or commencement of such Action if so requested by Notes Agent, Collateral Agent, or any First Out Purchaser;”

“6. any Judgment (other than Specified Judgments and Judgments against or against any Chinese Subsidiaries (but not against any Obligor or against the Collateral) in an aggregate amount not to exceed 6,470,000 Chinese Yuan), in an amount exceeding $3,000,000, individually, or $6,000,000, in the aggregate, or granting injunctive relief;”

O. Clause (c) of Section 7.2.6 of the Agreement is amended to reflect the modification to the Trade Receivables Repayment Agreement, and as amended clause (c) shall read in its entirety as follows:

“(c) “Interim Distributions” or “Exit Fee” as defined in and payable pursuant to Section 3.1.2 and 3.1.6, respectively, of the Trade Receivables Repayment Agreement,”

P. Section 9.1.10 of the Agreement is amended to disregard certain Judgments against the Chinese Subsidiaries, and as amended Section 9.1.10(a) shall read in its entirety as follows:

“(a) One or more final and non-appealable judgments (including any fine, penalty, writ of attachment or similar processes) (collectively, “Judgments”) are issued or rendered against any Obligor, any of their respective Subsidiaries, or any of their respective Property (i) in the case of money judgments in excess of $3,000,000, individually, or $6,000,000 in the aggregate, in each case not paid or covered by insurance from a reputable insurer who has not disclaimed coverage or by an indemnity from an investment-grade (i.e., rated Baa3 or better by Moody’s and BBB- or better by S&P) indemnitor which Judgment is not stayed, bonded over, released or discharged within sixty (60) days, and (ii) in the case of non-monetary Judgments, in each case which Judgment is not stayed, bonded over, released or discharged within sixty (60) days; provided that any amount bonded over in clauses (i) and (ii) may not be bonded in an amount higher than $3,000,000, individually, or $6,000,000 in the aggregate for all such bonds; and provided, further, that (A) a Judgment against any Obligor relating to the matter disclosed as Item #5 of the “Faraday&Future Inc. and Related Matters” section of Schedule 6.1.14 as of the Second A&R Date shall not be an Event of Default under this Section 9.1.10 as long as no payment is made by such Obligor and no enforcement action is taken with regard to such Judgment against any Obligor’s assets and (B) the Specified Judgments and any Judgments against any Chinese Subsidiaries (but not against any Obligor or against the Collateral) in an aggregate amount not to exceed 6,470,000 Chinese Yuan shall not be an Event of Default under this Section 9.1.10 as long as no payment is made by any Obligor and no enforcement action is taken with regard to such Judgment against any Obligor’s assets, or (b) there shall be instituted in any court criminal proceedings against any Obligor or Subsidiary (other than the Chinese Subsidiaries) or any Obligor or Subsidiary (other than the Chinese Subsidiaries) shall be indicted for any crime, in each case, for which the reasonably likely penalty is in excess of $3,000,000.”

Q. The Exhibit list in the Agreement is modified to add “Exhibit C-5 Form of First Out Subordinated Note”, the form of which is attached to the Agreement.

R. Exhibit D Schedule of Purchasers is hereby amended to reflect the Subsequent Closing on the First Amendment Date.

S. Exhibit E Outstanding Principal Amount of Obligations is amended to reflect the Subsequent Closing on the First Amendment Date.

T. Schedule 6.1.4 (Capital Structure), Schedule 6.1.10 (Intellectual Property) and Schedule 6.1.14 (Litigation) are amended as reflected in the First Amendment to Second Amended and Restated Note Purchase Agreement Schedule Update dated as of the date hereof.

U. Each reference to “BL FF First Out Notes” in each BL FF First Out Senior Note shall be amended to read “BL FF First Out Senior Notes”.

Section 2. Separate Classification. In addition to Section 9.8 (Separate Classification), of the Collateral Agency and Intercreditor Agreement, the Obligors and Purchasers acknowledge and agree that because of, among other things, their differing rights in the Collateral and payment priority, the First Out Senior Notes, the First Out Subordinated Notes and the Last Out Notes are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding notwithstanding the fact that the First Out Senior Notes, the First Out Subordinated Notes and Last Out Notes are secured by a single, common, indivisible Lien on the Collateral.

Section 3. Conditions to Effectiveness. The obligations of the BL FF First Out Purchasers and the FF Ventures First Out Purchasers to purchase their respective First Out Subordinated Notes, and the effectiveness of the amendments to the Agreement set forth in Section 1 of this Amendment and the waivers of the Specified Defaults set forth in Section 4 of this Amendment, are subject solely to the satisfaction, of the following conditions:

(a)	after giving effect to this Amendment, the satisfaction or waiver in accordance with the Agreement of all conditions precedent set forth in Section 8.1 of the Agreement;

(b)	the Notes Agent shall have received executed copies of this Amendment from the Issuers and all of the Purchasers required to execute and deliver this Amendment pursuant to the terms of the Agreement;

(c)	the Issuers shall have executed and delivered to the BL FF First Out Purchasers a BL FF First Out Note in the principal amount of $666,667 and a BL FF First Out Subordinated Note in the maximum principal amount of up to $7,500,000;

(d)	the Issuers shall have increased the outstanding principal amount of the FF Ventures First Out Note by $666,667 and such note shall be amended and restated to reflect a maximum principal amount of $15,666,667;

(e)	the Issuers shall have delivered to FF Ventures First Out Purchasers a Warrant to purchase up to a number of shares of common stock of FF Intelligent equal to 35% of such increase to the principal amount of the FF Ventures First Out Note divided by the quotient obtained by dividing (x) $4 billion by (y) the Fully Diluted Capitalization of FF Intelligent, subject to further adjustment therein;

(f)	the Notes Agent shall have received executed copies of Amendment No. 4 to Trade Receivables Repayment Agreement dated as of the First Amendment Date from Issuers and Vendor Trustee;

(g)	the Notes Agent shall have received a certificate, signed by a Senior Officer of Borrower Representative, on behalf of all Obligors, on the First Amendment Date stating that (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties set forth in the Agreement and in any other Note Document are true and correct in all material respects as of the First Amendment Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects; and (iii) all conditions precedent to the Subsequent Closing have been satisfied (or waived in accordance with the Agreement);

(h)	the Collateral Agent shall have received a fully executed Additional Collateral Agent Fee Letter Agreement dated as of the First Amendment Date, by and between Birch Lake Fund Management, LP, as collateral agent, and Faraday&Future Inc., as Borrower Representative;

(i)	the Notes Agent shall have received a certificate of an authorized officer of each Obligor, dated as of the First Amendment Date, certifying the resolutions of the governing body of such Obligor adopting and approving this Amendment, any related documents and the transactions contemplated thereby, the good standing of such Obligor in its jurisdiction or organization, the organizational documents of such Obligor and the signatures of such Obligor’s authorized officers and/or directors (as applicable);

(j)	the BL FF First Out Purchasers shall have received a written opinion of the Issuers’ counsel reasonably acceptable to the BL FF First Out Purchasers confirming due organization of each of the Obligors organized in the United States, due authorization and enforceability of the Amendment and all other Note Documents, no governmental approvals and no conflicts to consummate the transactions contemplated thereby, continuing perfection of the Secured Parties’ security interests in the Collateral, and such other matters as the BL FF First Out Purchasers may reasonably request;

(k)	the remittance of all agreed deductions pursuant to, and in accordance with, the Deduction Memorandum; and

(l)	the payment of all fees due and payable on the First Amendment Date pursuant to any Note Document.

Section 4. Waiver. Certain Defaults have occurred under the Agreement as a result of or in connection with the existence of Actions and Judgments that have been claimed, issued or rendered against the Chinese Subsidiaries (but not against any Obligor or against the Collateral) that are outstanding as of the date hereof, including those set forth in Appendix 1 attached hereto (such Actions and Judgments, the “Specified Judgments”), and are in an aggregate amount not to exceed 87,345,000 Chinese Yuan. Specifically, Defaults exists under Section 9.1.4 due to the failure to provide notice as required by Section 7.2.1, and Section 9.1.10 due to the Specified Judgments and Section 9.1.2 for breaches of representations and warranties made on the Second A&R Date with respect to the above identified Default (such Defaults, the “Specified Defaults”). The Purchasers hereby direct the Notes Agent to waive such Specified Defaults effective as of the Second A&R Date and the Notes Agent by its execution hereof does so waive such Specified Defaults effective as of the Second A&R Date; provided, however, that such waiver shall only apply to the Specified Defaults, and any other Defaults, whether now existing or hereafter occurring, shall not be subject to or receive the benefit of such waiver. For avoidance of doubt, the foregoing is not a waiver with respect to any subsequent enforcement actions that would constitute a Fundamental Event of Default under Section 9.1.17 of the Agreement. The parties hereto agree that the foregoing does not establish a custom or course of dealing among the Notes Agent, the Purchasers, the Issuers or any other Person.

Section 5. Release. Each Obligor (collectively, the “Releasing Parties”) hereby absolutely and unconditionally releases and forever discharges the Notes Agent, the Collateral Agent and the Purchasers, and their respective successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, consultants, representatives and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description relating to or arising out of or in connection with or as a result of any of the Obligations, the Agreement, and any other Note Documents, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which each Releasing Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown, other than, in each instance, as determined by a court of competent jurisdiction by final and non-appealable judgment to have results from the gross negligence or willful misconduct of such Released Party. Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Releasing Party hereby confirms that the foregoing waiver and release is an informed waiver and release and is being freely given.

Each Releasing Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Releasing Party pursuant to the above release. If any Releasing Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Releasing Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation; provided that, this sentence shall not apply to claims, demands or causes of action asserted by a Releasing Party against a Released Party to the extent, in each instance, determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from to the gross negligence or willful misconduct of such Released Party.

Section 6. Consent. The Purchasers and the Collateral Agent hereby consent to (x) the dissolution of Robin Prop Holdco LLC pursuant to Section 7.2.1 of the Agreement, (y) the transactions evidenced by this Amendment, and (z) the change in the name of Faraday Future LLC to FF Sales & Distributor Americas, LLC and the changes to the organization documents of the Obligors to reflect such change in name, so long as the Collateral Agent is given notice of such change within one (1) Business Day after such name change and copies of the amended charter and organizational documents reflecting such changes within five (5) Business Day after such name change.

Section 7. Reaffirmation. Each Issuer confirms that, after giving effect to this Amendment, the Agreement (as amended hereby) continues in full force and effect and is the legal, valid, and binding obligation of such Issuer, enforceable against such Issuer in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 8. Entire Agreement. This Amendment embodies the entire understanding and agreement among the parties hereto with respect to the subject matter hereof thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written.

Section 9. Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, structured or dictated such provision.

Section 10. Time of Essence. Time is of the essence for this Amendment.

Section 11. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered be deemed to be an original, and all of which counterparts taken together shall constitute a single binding agreement. Counterparts to this Amendment may be delivered in electronic form (including email, Portable Document Format (PDF) File or facsimile). Each of the parties agrees that this Amendment and any other documents to be delivered in connection herewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider as specified in writing to Notes Agent) appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Amendment and such other documents may be made by facsimile, email or other electronic transmission.

Section 12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns permitted under Section 11.6 of the Agreement. Nothing in this Amendment, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and by the Agreement) any legal or equitable right, remedy or claim under or by reason of this Amendment.

Section 13. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be held to be prohibited, invalid, illegal or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition, invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof, and the prohibition, invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not prohibit or invalidate, or deem illegal or unenforceable, such provision in any other jurisdiction.

Section 14. Governing Law; Consent to Forum. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

Section 15. The Notes Agent. The Majority Purchasers and each Purchaser party hereto hereby directs the Notes Agent (i) to execute and enter into this Amendment and (ii) to execute and deliver the written consent to Amendment No. 4 to the Trade Receivables Repayment Agreement dated as of January 13, 2021 (set forth on Attachment 2 hereto).

[signature pages follow]

IN WITNESS WHEREOF, the par1ies hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

ISSUERS:

FARADAY&FUTURE INC.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Vice President, Global Capital Markets

FF INC.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	President

FARADAY SPE, LLC

By: FARADAY&FUTURE INC., its sole Manager

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Vice President, Global Capital Markets

Signature Page to First Amendment to Second Amended and Restated
Note Purchase Agreement

GUARANTORS:

EAGLE PROP HOLDCO LLC

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	President

FARADAY FUTURE LLC

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	President

FF EQUIPMENT LLC

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	President

FF HONG KONG HOLDING LIMITED

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Director

FF MANUFACTURING LLC

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	President

Signature Page to First Amendment to Second Amended and Restated
Note Purchase Agreement

FF INTELLIGENT MOBILITY GLOBAL HOLDINGS LTD.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Director and Vice President

SMART TECHNOLOGY HOLDINGS LTD.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Director and Chief Financial Officer

BIRCH LAKE FUND MANAGEMENT, LP, as Collateral Agent

By:	/s/ Jack Butler
Name:	Jack Butler
Title:	Chief Executive Officer Authorized Representative

U.S. BANK NATIONAL ASSOCIATION
as Notes Agent

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

Signature Page to First Amendment to Second Amended and Restated
Note Purchase Agreement

FF VENTURES SPV IX LLC, as a Purchaser

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Partner

BL FF FUNDCO, LLC, as a Purchaser

By:	/s/ Jack Butler
Name:	Jack Butler
Title:	Chief Executive Officer and Authorized Representative

Signature Page to First Amendment to Second Amended and Restated
Note Purchase Agreement

CHUI TIN MOK,
as a Purchaser

By:	/s/ Tin Mok
Name:	Tin Mok
Title:

ROYOD LLC,
as a Purchaser

By:	/s/ Shuyan Yang
Name:	Shuyan Yang
Title:	CEO

BLITZ TECHNOLOGY HONG KONG
CO. LIMITED, as a Purchaser

By:	/s/ Liping Liu
Name:	Liping Liu
Title:	Director

EVER TRUST TECH LLC, as a Purchaser

By:	/s/ Luetian Sun
Name:	Luetian Sun
Title:	President

WARM TIME INC., as a Purchaser

By:	/s/ Yu Xie
Name:	Yu Xie
Title:	President

Signature Page to First Amendment to Second Amended and Restated
Note Purchase Agreement

EXHIBIT C-5

[FORM OF] FIRST OUT SUBORDINATED PROMISSORY NOTE

THIS FIRST OUT SUBORDINATED NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF APRIL 29, 2019 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT”), AMONG COLLATERAL AGENT, FIRST TRANCHE AGENT, NOTES AGENT, VENDOR TRUSTEE, ISSUERS AND THE OTHER PARTIES THERETO, TO THE OBLIGATIONS OWED BY THE OBLIGORS PURSUANT TO THE FIRST TRANCHE LOAN DOCUMENTS (AS DEFINED IN THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT), AS SUCH FIRST TRANCHE LOAN DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH PARTY TO THIS AGREEMENT IRREVOCABLY AGREES TO BE BOUND TO THE PROVISIONS OF THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT. FURTHERMORE, ANY OBLIGATIONS OWING HEREUNDER BY THE ISSUERS SHALL BE SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE AGREEMENT, TO THE PRIOR PAYMENT IN FULL OF THE FIRST OUT NOTES ISSUED PRIOR TO THE DATE HEREOF.

FIRST OUT SUBORDINATED PROMISSORY NOTE (THIS “FIRST OUT
SUBORDINATED NOTE”)

Up to $7,500,000	Date: January 13, 2021

FOR VALUE RECEIVED, the undersigned (the “Issuers” or each individually an “Issuer”), hereby absolutely and unconditionally promises to pay to the order of [                             ] (the “Purchaser”), in lawful money of the United States of America, the principal sum of up to $7,500,000 in accordance with Section 6 of this First Out Subordinated Note and Schedule 1 attached to this First Out Subordinated Note (such amount the “Principal Amount”) pursuant to the Second Amended and Restated Note Purchase Agreement, dated as of October 9, 2020, as amended by that certain First Amendment to Second Amended and Restated Note Purchase Agreement dated January 13, 2021 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among BIRCH LAKE FUND MANAGEMENT, LP, a Delaware limited partnership (“BL Management”), as Collateral Agent for the benefit of the Secured Parties, U.S. BANK NATIONAL ASSOCIATION, as Notes Agent, the PURCHASERS party to the Agreement, the Issuers, and the GUARANTORS party to the Agreement, together with interest from the date of this First Out Subordinated Note on the unpaid Principal Amount, and all other fees, costs and other amounts owing in accordance with the terms hereof and the Agreement, including, without limitation, the Subordinated Contingent Value Rights Payment (as defined below), upon the terms and conditions specified below and in the Agreement. This First Out Subordinated Note is one of a series of First Out Notes issued pursuant to the Agreement. Capitalized terms not defined herein, including on the attached Schedule of Defined Terms attached to this First Out Subordinated Note as Schedule 2, shall have the meaning set forth in the Agreement.

1. INTEREST; PAYMENTS. The Issuers shall pay the entire outstanding Principal Amount in the amounts and at the times specified in the Agreement, such that the entire unpaid Principal Amount of this First Out Subordinated Note, together with interest thereon and other Obligations owing hereunder or under the Agreement shall be immediately due and payable on the Maturity Date. Interest shall accrue on the Principal Amount from time to time outstanding from the date hereof through and including the date on which such Principal Amount is paid in full as set forth in the Agreement, and the Issuers shall pay all such accrued interest, at the times and rates provided in the Agreement, with all accrued and unpaid interest due on the Maturity Date, or such earlier date this First Out Subordinated Note becomes due and payable.

2. CONTINGENT VALUE RIGHTS. The Issuers promise to pay the Subordinated Contingent Value Rights Payment to Purchasers. The Issuers shall pay the CVR Amount plus unpaid interest earned thereon in cash on the Maturity Date, subject to the Conversion Right. Commencing on the date of the occurrence of a Fundamental Transaction, interest will accrue on the CVR Amount at the interest rate applicable to BL FF First Out Obligations, and the Issuers shall pay all such accrued interest in cash on the Maturity Date.

3. CONVERSION RIGHT. Upon consummation of a Qualified SPAC Merger, the Issuer Representative may require that Purchaser convert fifty percent (50%) of the CVR Amount (the “Conversion Amount”) into Equity Interests of the surviving public entity (the “Conversion Right”) in which case, Issuers’ requirement to pay cash for the CVRs shall be reduced to fifty (50%) of the CVR Amount otherwise payable; provided that the Conversion Amount shall convert into common Equity Interests of the surviving public entity at the Conversion Price; provided further that if Issuer Representative exercises such option, the equity received by the Purchaser must be registered under the Securities Act in the registration statement filed with the Securities and Exchange Commission in connection with the Qualified SPAC Merger but in all cases such equity shall be subject to the least restrictive lock-up restrictions applicable in the Qualified SPAC Merger and must be delivered by the Maturity Date. For avoidance of doubt, if any equity issued in connection with the Qualified SPAC Merger is not subject to any lock-up restrictions, then the equity received by Purchaser shall be freely tradable and not subject to any lock-up restrictions.

4. NOTE PURCHASE AGREEMENT. This First Out Subordinated Note has been issued by the Issuers in accordance with the terms of the Agreement and the Obligations hereunder, including, without limitation, the Subordinated Contingent Value Rights Payment, constitute First Out Obligations. This First Out Subordinated Note evidences borrowings under and is subject to the terms of the Agreement and all First Out Obligations are secured pursuant to the Security Documents. Purchaser and any permitted assignee hereof are entitled to the benefits of the Agreement and the other Note Documents and may enforce the agreements of the Issuers contained therein, and any Purchaser may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

5. PREPAYMENT. Prior to the Maturity Date, the Issuers may not prepay this First Out Subordinated Note except as expressly permitted under Section 4.3.2 of the Agreement.

6. LOAN ACCOUNT. The Issuers irrevocably authorize Purchaser to make or cause to be made, at or about the time of any applicable Closing Date or at or about the time of receipt of any payment of principal of this First Out Subordinated Note, an appropriate notation on a grid attached to this First Out Subordinated Note as Schedule 1, or the continuation of such grid, or any other similar record, including computer records, reflecting the funding of any applicable consideration or (as the case may be) the receipt of such payment. The outstanding amount of the consideration set forth on such grid, or the continuation of such grid, or any other similar record, including computer records, maintained by Purchaser with respect to any consideration shall be prima facie evidence of the principal amount thereof owing and unpaid to Purchaser, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Issuers hereunder or under the Agreement to make payments of principal of and interest on this First Out Subordinated Note as and when due. The Notes Agent shall have no responsibility or liability in respect of the contents of Schedule 1 or any notation thereon.

7. DEFAULT; WAIVERS. The occurrence of any Event of Default under the Agreement shall be a default under this First Out Subordinated Note and shall give rise to the rights and remedies, including the right to accelerate the payment of this First Out Subordinated Note, as provided in the Agreement. The Issuers and every endorser and guarantor of this First Out Subordinated Note, hereby waive presentment, demand, notice, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, diligence in collection and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this First Out Subordinated Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral and to the addition or release of any other party or person primarily or secondarily liable.

8. TRANSFER. No transfer or other disposition of this First Out Subordinated Note may be effected except in accordance with the Agreement. Any transfer, attempted transfer or other disposition in violation of the foregoing restriction shall be deemed null and void and of no binding effect.

9. SEVERABILITY. If any provision of this First Out Subordinated Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this First Out Subordinated Note shall not in any way be affected or impaired thereby and this First Out Subordinated Note shall nevertheless be binding between the Issuers and Purchaser.

10.   BINDING EFFECT. This First Out Subordinated Note shall be binding upon, and shall inure to the benefit of, Purchaser and its permitted successors and assigns.

11.   NO RIGHTS AS STOCKHOLDER. This First Out Subordinated Note, as such, shall not entitle Purchaser to any rights as a stockholder of any Issuer.

12.   HEADINGS AND GOVERNING LAW. The descriptive headings in this First Out Subordinated Note are inserted for convenience only and do not constitute a part of this First Out Subordinated Note. The validity, meaning and effect of this First Out Subordinated Note shall be determined in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

*****

FARADAY&FUTURE INC.

By:
Name:	Jiawei Wang
Title:	President

FF INC.

By:
Name:	Jiawei Wang
Title:	President

FARADAY SPE, LLC

By: FARADAY&FUTURE INC., its sole Manager

By:
Name:	Jiawei Wang
Title:	President

Schedule 1

Loans and Payments

Date of Loan	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Amount of Loan	Name of Person Making Notation

Schedule 2

Schedule of Defined Terms First Out Subordinated Note

As used in the First Out Subordinated Note, the following terms will have the following meanings:

“Conversion Price” – the lower of (a) the quotient obtained by dividing (i) the pre-money valuation ascribed to FF Intelligent in connection with the Qualified SPAC Merger by (ii) the Fully Diluted Capitalization and (b) the lowest effective net price per share of common shares paid for by any third party at the time of, or in connection with, the Qualified SPAC Merger (including the effective price per share taking into consideration the transfer of any founder shares to an investor).

“CVR Amount” – an amount equal to the original principal amount of this First Out Subordinated Note issued by Issuers multiplied by the CVR Rate.

“CVR Rate” – if the First Out Subordinated Notes are Paid in Full on or before (a) January 31, 2021, forty-two percent (42%), (b) February 28, 2021, forty-three (43%), (c) March 31, 2021, forty-four percent (44%), and (d) April 30, 2021, forty-five percent (45%). If the First Out Subordinated Notes are not Paid in Full on or before April 30, 2021, the CVR Rate shall be forty- six percent (46%); provided, that if the First Out Subordinated Notes are not Paid in Full on or before October 15, 2021, then the applicable forty-six percent (46%) CVR Rate shall be increased by an additional one percentage point (i.e. to forty- seven percent (47%)) and the CVR Rate shall be increase by an additional one percentage point every sixty days (60) after October 15, 2021, until the First Out Subordinated Note is Paid in Full, up to a maximum of fifty-two percent (52%).

“Fundamental Transaction” – in one or a series of related transactions (a) the principal amount of the First Out Subordinated Notes becomes due for any reason or any portion of the First Out Subordinated Notes are refinanced, replaced, repaid, or discharged, (b) any Material Obligor, directly or indirectly, effects any sale of all or substantially all of its assets to a party that is not an Obligor or a subsidiary of an Obligor, (c) all or any substantial portion of the equity interests of a Material Obligor are, directly or indirectly, sold or otherwise transferred to or encumbered in favor of a third party (other than a Permitted Equity Issuance) or other transaction expressly permitted under the Second Tranche Loan Agreement, (d) any Material Obligor shall issue any debt or equity (other than a Permitted Equity Issuance, the Vendor Trust Debt, additional Notes issued at any Subsequent Closing, or as otherwise expressly permitted under the Second Tranche Loan Agreement), or (e) a merger, consolidation, restructuring, reorganization or other similar transaction involving a Material Obligor is consummated to a party that is not an Obligor or a subsidiary of an Obligor (including a Qualified SPAC Merger); provided that if an involuntary Insolvency or Liquidation Proceeding is commenced against an Obligor, a Fundamental Transaction shall be deemed to have occurred upon the earlier of the forty-fifth (45th) day after commencement of such proceeding if not dismissed prior to such date or the date of the entry of an order for relief under the Bankruptcy Code.

“Material Obligor” – any Issuer and any other Obligor that (x) owns a material portion of the assets (including without limitation, any Intellectual Property) or (y) generates a material portion of the consolidated net income, in each case of the Obligors and their respective Subsidiaries, taken as a whole.

“Subordinated Contingent Value Rights Payment” or “CVRs” – the right of Purchaser to receive a cash payment in the principal CVR Amount plus interest.

EXHIBIT D - SCHEDULE OF PURCHASERS

First Closing (Last Out Purchasers):

Purchaser	Note Commitment (if applicable)	Issued Note Amount
Royod LLC		$8,580,908
Chui Tin Mok		$1,650,000	*

Total		$10,303,791

*	Interest payable on this Note under the Agreement on the Maturity Date shall be reduced by $148,335 of prepaid interest.

Subsequent Closings (Last Out Purchasers):

Purchaser	Note Commitment (if applicable)	Issued Note Amount
Blitz Technology Hong Kong Co. Limited		$12,135,852.69
Blitz Technology Hong Kong Co. Limited		$3,400,000.00
Blitz Technology Hong Kong Co. Limited		$2,100,000.00
Ever Trust Tech LLC		$16,462,147.31
Warm Time Inc.		$900,000.00

Total		$34,998,000.00

Subsequent Closings (First Out Purchasers):

Purchaser	Note Commitment (if applicable)	Issued Note Amount
FF Ventures SPV IX LLC		$15,666,667.00
BL FF Fundco, LLC		$15,000,000.00
BL FF Fundco, LLC		$2,100,000.00	**
BL FF Fundco, LLC		$666,667.00
Total		$33,433,334

*	BL FF First Out Subordinated Note.

EXHIBIT E

OUTSTANDING PRINCIPAL AMOUNT OF SECURED OBLIGATIONS1

Secured Obligation	Outstanding Principal Amount
BL FF First Out Senior Notes	$15,666,667
FF Ventures First Out Senior Note	$15,666,667
BL FF First Out Subordinated Notes	$2,100,000
Last Out Notes	$45,228,908
Vendor Trust	$136,755,001
Total	$215,417,243

[1]	The amounts set forth on this Exhibit E reflect outstanding principal balances only, and in no way limit the amount of Secured Obligations or Obligations.

EXHIBIT G

Faraday 2nd Tranche NPA
Disbursement Instructions
2/1/2020

Pursuant to Section 4.2.4 of the Second Amended and Restated Note Purchase Agreement, among Birch Lake Fund Management, LP as Collateral Agent, U.S. Bank National Association as Notes Agent, the Purchasers, Faraday&Future Inc., FF Inc. and Faraday SPE, LLC as the Issuers, and the Guarantors – the Issuers hereby direct the Notes Agent to make the following disbursements:

Purchaser	Issued Note Amount	Principal Paid	Interest + Other Obligations Paid	Total Payment
Royod LLC	$8,580,908
Chui Tin Mok	$1,650,000
Blitz Technology Hong Kong Co. Limited	$12,135,852.69
Blitz Technology Hong Kong Co. Limited	$3,400,000.00
Blitz Technology Hong Kong Co. Limited	$2,100,000.00
Ever Trust Tech LLC	$16,462,147.31
Warm Time Inc.	$900,000.00
FF Ventures SPV IX LLC	$15,666,667.00
BL FF Fundco, LLC	$15,000,000.00
BL FF Fundco LLC – BL FF First Out Sub Note	$2,100,000
BL FF Fundco, LLC	$666,667.00

Appendix 1 Specified Judgments

序号	仲裁案号 Case Number	/仲裁/调解做出时间 Judgement D	Plaintiff	Defendant	额 Outstanding Balance
1	京朝劳人仲字[2020]第01050号	3/16/2020	刘顺华	法法汽车（中国）有限公司 FF Automotive (China) Co., Ltd.	227,430.00
2	京朝劳人仲字[2020]第9217号	12/27/2019	白雷	法法汽车（中国）有限公司 FF Automotive (China) Co., Ltd.	35,000.00
5	京朝劳人仲字[2020]第9218号	12/27/2019	赵楠	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	142,401.00
6	京朝劳人仲字[2020]第00641号	12/24/2019	张立	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	170,268.56
7	京朝劳人仲字[2020]第00639号	12/24/2019	闫璟	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	79,082.07
8	京朝劳人仲字[2020]第00640号	12/24/2019	李小伟	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	101,617.71
9	京朝劳人仲字[2020]第01023号	12/25/2019	付琴琴	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	225,707.78
10	京朝劳人仲字[2019]第22102号	8/30/2019	黄永顺	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	137,569.00

11	京朝劳人仲字[2019]第20956号	8/26/2019	张磊	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	145,960.00
12	京朝劳人仲字[2019]第20957号	8/26/2019	李志平	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	189,819.00
13	京朝劳人仲字[2019]第22103号	9/2/2019	潘冰	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	37,661.00
14	京朝劳人仲字[2019]第22626号	7/5/2019	郑惠	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	215,010.00
15	京朝劳人仲字[2019]第21479号	9/16/2019	刘晓娜	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	103,553.00
16	京朝劳人仲字[2019]第22627号	7/5/2019	赵睿锐	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	187,879.00
18	京朝劳人仲字[2019]第22104号	9/2/2019	白晓雪	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	71,010.00
19	京朝劳人仲字[2019]第20957号	8/26/2019	蔡新超	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	172,054.00
20	京朝劳人仲字[2019]第22105号	9/2/2019	袁伟钢	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	78,173.00

21	京朝劳人仲字[2020]第07736号	3/2/2020	张国臣	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	100,738.00
22	京朝劳人仲字[2020]第08842号	4/8/2020	陶诗量	睿驭汽车（北京）有限公司 Rui yu Automotive (Beijing) Co., Ltd.	36,547.00
23	嘉劳人仲[2019]办字第2525号	10/23/2019	梁潇	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	112,685.00
24	嘉劳人仲[2019]办字第1633号	9/2/2019	戴安全	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	148,730.00
25	嘉劳人仲[2019]办字第1634号	9/2/2019	卜金春	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	98,853.12
26	嘉劳人仲（2020）办字第643号	5/28/2020	王伟旭	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	62,589.63
27	嘉劳人仲（2020）办字第791号	6/12/2020	原晋东	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	55,511.83
28	嘉劳人仲（2020）办字第806号	6/12/2020	郭阳	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	40,487.37
29	嘉劳人仲（2020）办字第761号	6/12/2020	张舟	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	129,672.38

30	嘉劳人仲（2020）办字第709号	6/12/2020	茅薇薇	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	149,186.90
31	嘉劳人仲（2020）办字第696号	6/12/2020	蔡伟平	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	48,964.83
32	嘉劳人仲（2020）办字第937号	6/12/2020	徐勋高	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	210,436.54
33	嘉劳人仲（2020）办字第1063号	6/12/2020	杨燚平	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	89,141.50
34	嘉劳人仲（2020）办字第1066号	6/12/2020	陈毅	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	145,144.49
35	嘉劳人仲（2020）办字第1077号	6/12/2020	李亭墨	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	149,289.45
36	嘉劳人仲（2020）办字第1078号	6/12/2020	邢佳捷	上海法苒汽车技术有限公司 Sha nghai Faran Automotive Technology Co., Ltd.	159,837.13
37	京朝劳人仲字[2020]第20458号	7/6/2020	江纳纳	睿驭汽车（北京）有限公司 Ruiyu Automotive (Beijing) Co., Ltd.	173,574.53

38	京朝劳人仲字[2020]第20892号	7/13/2020	宋玲玲	睿驭汽车（北京）有限公司 Ruiyu Automotive (Beijing) Co., Ltd.	97,474.00
39	嘉劳人仲（2020）办字第1487号	7/14/2020	陈诗平	上海法苒汽车技术有限公司 Shang hai Faran Automotive Technology Co., Ltd.	72,327.61
40	京朝劳人仲字[2020]第19131号	8/4/2020	李毅	睿驭汽车（北京）有限公司 Ruiyu Automotive (Beijing) Co., Ltd.	98,829.54
41	京朝劳人仲字[2020]第23362号	8/21/2020	姚梦	睿驭汽车（北京）有限公司 Ruiyu Automotive (Beijing) Co., Ltd.	101,886.89
42	京朝劳人仲字[2020]第21030号	9/30/2020	杨智敏	法法汽车(中国）有限公司 FF Automotive (China) Co., Ltd.	195,904.78
43	嘉劳人仲（2020）办字第2756号	11/2/2020	郑昌国	上海法苒汽车技术有限公司 Shang hai Faran Automotive Technology Co., Ltd.	122,530.37
44	嘉劳人仲（2020）办字第695号	6/20/2020	余福明	上海法苒汽车技术有限公司 Shang hai Faran Automotive Technology Co., Ltd.	74,183.90
45	京朝劳人仲字[2021]第02107号	11/4/2020	黎明	睿驭汽车（北京）有限公司 Ruiyu Automotive (Beijing) Co., Ltd.	123,209.77
46	京朝劳人仲字[2021]第02867号	11/4/2020	李兵	睿驭汽车（北京）有限公司 Ruiyu Automotive (Beijing) Co., Ltd.	390,152.73
					5,508,084.41

序号	案件号 Case Number	Plaintiff 原告	Defendant 被告	Judgement Date 判决/仲裁/调解做出时间	Outstanding Balance (RMB)
1	2017京0105民初45951 号	北京海天网联营销策划股份有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2017-10-31	3,900,000.00
2	2017京0105民初46083 号	北京新几何文化传媒有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2017-08-11	250,000.00
3	2017京0105民初24145 号	普莱斯（北京）文化传播有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2017-12-20	4,419,812.41
4	2017京0105民初1536 号	深圳市顺盟科技有限公司	乐卡汽车智能科技（ 北京）有限公司 LeAut olink Intelligent Technology (Beijing) Co., Ltd.	2017-11-30	7,716,143.96
5	2017京0105民初53817 号	北京领效互动科技有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2017-09-05	1,095,000.00
6	2017京0105民初67045 号	意柯那（上海）工业设计有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2017-09-13	1,130,000.00
7	2017京0105民初55701 号	北京笔克联动咨询有限公司	乐视汽车（北京）有限 公 司 LeSEE Automotive (Beijing) Co., Ltd.	2017-10-16	1,400,511.76

8	2019京0105民初10429 号	德斯拜思机电控制技术（上海）有限公司	乐视汽车（北京）有限 公 司 LeSEE Automotive (Beijing) Co., Ltd.	2019-09-18	1,540,000.00
9	2017京0105民初55700 号	北京笔克联动咨询有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2017-10-16	1,995,000.00
10	2017京0105民初64492 号	北京德润捷诚公关顾问有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2017-11-02	3,370,031.87
11	2017京0105民初79815 号	北京中微互动广告传媒有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2017-11-16	1,039,000.00
12	2017京0105民初73825 号	北京华毅司马展览服务有限公司	乐视汽车（北京）有限 公 司 LeSEE Automotive (Beijing) Co., Ltd	2017-11-06	1,000,000.00
13	2017京0105民初83057 号	北京华夏建设发展有限公司	乐视汽车（北京）有限 公 司 LeSEE Automotive (Beijing) Co., Ltd	2017-12-21	3,060,230.76
14	2019京0105民初25125 号	李斯特测试设备（上海）有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2019-09-20	351,000.00

15	2019京0105民初25191 号	李斯特测试设备（上海）有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2019-09-20	480,000.00
16	2017京0105民初66270 号	北京中科金财电子产品有限公司	乐卡汽车智能科技（ 北京）有限公司 LeAut olink Intelligent Technology (Beijing) 零派乐Co享., 网Ltd络. 科技	2017-11-27	16,009.00
17	2017京0105民初81416 号	北京中科金财电子产品有限公司	（北京）有限公司 L eShare Internet Technology (Beijing) Co. Ltd.	2017-11-27	54,976.00
18	2017京0105民初81418 号	北京中科金财电子产品有限公司	乐视汽车（北京）有限 公 司 LeSEE Automotive (Beijing) Co., Ltd.	2017-11-27	110,000.00
19	2018京仲裁字第0368号	北京信必优信息技术有限公司	乐卡汽车智能科技（ 北京）有限公司 LeAut olink Intelligent Technology (Beijing) Co., Ltd.	2018-03-05	77,077.00
20	2017京0105民初21357 号	北京中誉威圣知识产权代理有限公司	乐卡汽车智能科技（ 北京）有限公司 LeAut olink Intelligent Technology (Beijing) Co., Ltd.,	2018-03-07	55,700.00
21	2018京0105民初1367 号	上海东伽文化传播有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2018-03-23	2,513,559.00

23	2018京0105民初5811 号	北京元大兴业科技有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2018-06-21	84,000.00
24	2018京0105民初73283 号	北京辉蓝保盈科技发展有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2018-08-10	397,900.00
25	2017京0105民初46174 号	中国电子器材技术有限公司	乐卡汽车智能科技（ 北京）有限公司 LeAut olink Intelligent Technology (Beijing) Co., Ltd.	2018-10-16	351,220.72
26	2019京0105民初4599 号	北京遁形文化传播有限公司	零派乐享网络科技（ 北京）有限公司 LeSha re Internet Technology (Beijing) Co. Ltd.	2019-10-22	269,000.00
27	2017京0116民初5575 号	王相亮	零派乐享网络科技（ 北京）有限公司 LeShare Internet Technology (Beijing) Co. Ltd.	2017-09-27	4,731.00

28	2019京0105民初47377	英智人才服务（上海）有限公司	睿驭汽车（北京）有限 公 司 Ruiyu Automotive (Beijing) Co., Ltd.	2019-12-09		318,960.00
29	2019京73民初326号	北京鼎佳达知识产权代理事务所（普通合伙）	乐卡汽车智能科技（ 北京）有限公司 LeAut olink Intelligent Technology (Beijing) Co., Ltd.	2020-03-16		17,430.00
30	2019中国贸仲京字第16 0686号	青岛美凯麟科技股份有限公司	乐视汽车科技（北京 ）有限公司 LeSEE Auto Technology (Beijing) Co., Ltd.	2020-02-25		29,534.18
31	2020皖0203民初2924 号	芜湖豫新世通汽车空调有限公司	乐视生态汽车（浙江 ）有限公司 LeSEE Automotive (Zhejiang) Co., Ltd.	2020-08-21		400000
32	2019浙0521民初3851 号	上海双畅科技环保有限公司	乐视生态汽车（浙江 ）有限公司 LeSEE Automotive (Zhejiang) Co., Ltd.	2020-06-15		1000000
33	2019京0105民初25162 号	乐视网信息技术（北京）股份有限公司	乐视汽车（北京）有限 公 司 LeSEE Automotive (Beijing) Co., Ltd.	2020-06-30	￥	11,500,000.00
34	2019京0105民初25228 号	乐视网信息技术（北京）股份有限公司	乐视汽车（北京）有限 公 司 LeSEE Automotive (Beijing) Co., Ltd.	2020-06-30	￥	18,500,000.00
					￥	68,446,827.66